UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 1, 2007


                                    MDI, INC.

             (Exact name of registrant as specified in its charter)


         Delaware                    0-9463                    75-2626358

(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)            Identification No.)

                10226 San Pedro Avenue
                  San Antonio, Texas                              78216
       (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (210) 582-2664



         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On January 31, 2007, in accordance with the provisions of the Company's Bylaws, the Board of Directors (the "Board") of MDI, Inc. (the "Company") appointed James M. Vandevere to serve as a member of the Board, effective immediately. On February 1, 2007, the Company issued a press release announcing the appointment of Mr. Vandevere to the Board. A copy of the press release is attached as Exhibit 99.1 under Item 9.01 of this Report. After the appointment of Mr. Vandevere to the Board, the Board consists of six (6) members.

      Item 9.01.  Financial Statements and Exhibits.

           Exhibit. The following exhibits are being filed herewith:

           99.1     Press Release issued by MDI dated February 1, 2007.


      The information contained in this Current Report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




Dated:  February 1, 2007                         MDI, Inc.



                                       By: /s/ Richard A. Larsen

                                       Richard A. Larsen
                                       Senior Vice President, General Counsel
                                       and Secretary